Exhibit 99.1

Kronos Worldwide, Inc. Three Lincoln Centre 5430 LBJ Freeway, Suite 1700 Dallas, Texas 75240-2697	Contact: Gregory M. Swalwell Vice President, Finance (972) 450-4228

Press Release

Logo Omitted

FOR IMMEDIATE RELEASE

KONOS WORLDWIDE, INC. ANNOUNCES 2004 FIRST QUARTER DIVIDEND

     DALLAS, TEXAS - February 19 2004 - Kronos Worldwide, Inc. (NYSE: KRO) announced that its board of directors has declared a regular quarterly dividend of twenty five cents per share on its common stock, payable on March 26, 2004 to stockholders of record at the close of business on March 11, 2004.

     Kronos Worldwide, Inc. is a major international producer of titanium dioxide pigments.

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